Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information Contact:
William L. Warren (703) 480-5672
Warren.William@orbimage.com

ORBIMAGE ANNOUNCES FORMATION OF HOLDING COMPANY

(Dulles, VA, June 21, 2005) ORBIMAGE Inc. (OTCBB: ORBM) announced today that it has completed a corporate reorganization to create a holding company structure. The reorganization was accomplished pursuant to an Agreement and Plan of Reorganization dated as of June 20, 2005 and through a merger under Section 251(g) of the Delaware General Corporation Law so that all stockholders of ORBIMAGE at the effective time of the merger became stockholders of the new holding company, ORBIMAGE Holdings Inc. ORBIMAGE became a subsidiary of ORBIMAGE Holdings. The former ORBIMAGE Common Stock will continue to be traded as ORBIMAGE Holdings Common Stock under the symbol ORBM on the NASDAQ Over The Counter Bulletin Board. ORBIMAGE Holdings has become the successor registrant of ORBIMAGE under SEC rules and regulations. The formation of the holding company is intended to give the company greater flexibility with respect to future operational and financing activities.

Stockholders are not required to take any action in connection with this corporate reorganization. Each outstanding share of ORBIMAGE common stock was converted into a share of the same class of stock of ORBIMAGE Holdings, in a non-taxable transaction, with the same voting powers, designations and rights, and the same qualifications, restrictions and limitations as the shares of ORBIMAGE previously held by stockholders prior to the merger and corporate reorganization. The shares of ORBIMAGE Holdings will continue to be represented by the same stock certificates, with the same CUSIP numbers, that previously represented shares of ORBIMAGE common stock prior to the transaction. The existing directors and officers of ORBIMAGE became the directors and officers of ORBIMAGE Holdings, who will hold office for the same terms held by them with ORBIMAGE prior to the transaction. ORBIMAGE Holdings has assumed ORBIMAGE’s 2003 Employee Stock Option Plan, 2004 Non-Employee Director Stock Incentive Plan, Warrants issued as of December 31, 2003, Warrant Agreement dated as of March 14, 2005 and Warrant certificates thereunder, the Registration Rights Agreements dated as of December 31, 2003 and as of November 16, 2004 with certain holders of securities of ORBIMAGE, and the employment agreements with each of Matthew M. O’Connell, William Schuster and Timothy J. Puckorius.

Additional information concerning this transaction, including a copy of the Agreement and Plan of Reorganization, is contained in a report on Form 8-K being filed with the SEC today.

About ORBIMAGE:

ORBIMAGE is a leading global provider of Earth imagery products and services, with digital remote sensing satellites and an integrated worldwide image receiving, processing and distribution network. In addition to the high-resolution OrbView-3 satellite, ORBIMAGE operates the OrbView-2 ocean and land multispectral imaging satellite and the SeaStar Fisheries Information Service, which provides maps derived from essential oceanographic information to aid in commercial fishing. ORBIMAGE also produces value-added imagery products and provides advanced photogrammetric engineering services at its St. Louis facility. The company distributes its products directly to the U.S. government for national security and related mapping applications. Commercial sales are handled through a worldwide network of value-added resellers, regional distributors, sales agents, and select strategic partners. The company is currently building a next-generation satellite, OrbView-5, to support the National Geospatial-Intelligence Agency’s NextView image acquisition program. OrbView-5 is planned to be operational early in 2007.

For more information about ORBIMAGE, please see our web site at www.orbimage.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act and

Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks and uncertainties. ORBIMAGE’s actual financial and operational results could differ materially from those anticipated. Additional information regarding these risk factors and uncertainties is described more fully in the Company’s SEC filings. A copy of all SEC filings may be obtained from the SEC’s EDGAR web site, www.sec.gov, or by contacting: William L. Warren at the telephone number listed above.